UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2011

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Boulevard, Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On August 1, 2011, in connection with the initial closing of the initial public offering (the “IPO”) by Tangoe, Inc. (the “Company”) of shares of its common stock, the Company sold to selling stockholders in the IPO an aggregate of 243,230 shares of common stock upon the exercise of options at an aggregate exercise price of $245,338.75 and 21,643 shares of common stock upon the exercise of warrants at an aggregate exercise price of $84,681.88.  These shares were subsequently sold by selling stockholders in the initial closing of the IPO.

On August 2, 2011, in connection with the closing of the over-allotment option for the IPO, the Company sold to selling stockholders in the IPO an aggregate of 106,240 shares of common stock upon the exercise of options at an aggregate exercise price of $113,202.14  and 23,442 shares of common stock upon the exercise of warrants at an aggregate exercise price of $93,046.21.  These shares were subsequently sold by selling stockholders in the closing of the over-allotment option for the IPO.

The Company paid no fees or commissions in connection with the exercises of the options and warrants described above.

The shares of common stock issued upon the exercises of options described above were issued in reliance on the exemption from registration contained in Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock issued upon the exercises of warrants described above were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2011, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the initial closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things:  (i) eliminate all references to the previously existing series of preferred stock; (ii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iii) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an annual election of directors; and (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On August 1, 2011, in connection with the initial closing of the IPO, amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Company’s board of directors to become effective immediately following the closing of the IPO, became effective.  The Amended and Restated By-Laws amend and restate the Company’s by-laws in their entirety to, among other things:  (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Tangoe, Inc.
3.2	Amended and Restated By-Laws of Tangoe, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: August 4, 2011	By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Tangoe, Inc.
3.2	Amended and Restated By-Laws of Tangoe, Inc.